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                                                                   Exhibit 5


                        [Letterhead of Baker & McKenzie]

                                 June 23, 1997


@ Entertainment, Inc.
One Commercial Plaza
Hartford, Connecticut  06103-3585


                   Re:  Securities and Exchange Commission -
                        Registration Statement on Form S-1
                        ------------------------------------


Ladies and Gentlemen:

     As counsel to @ Entertainment, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-1, covering shares of Common Stock, $.01 par value (the "Common Stock") to be sold to the Underwriters named in the Registration Statement pursuant to the Underwriting Agreements filed as Exhibits to the Registration Statement (the "Underwriting Agreement").

     In this connection, we have examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended to date, its By-laws, resolutions of its Board of Directors, officers' certificates and such other documents and corporate records relating to the Company and the issuance and sale of the Common Stock, as we have deemed appropriate for purposes of rendering this opinion.

     In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostat or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, and the information thus supplied, it is our opinion that the shares of Common Stock, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

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@ Entertainment, Inc.
June 23, 1997
Page 2



     We hereby expressly consent to the reference to our Firm in the Registration Statement (including any related Registration Statement file pursuant to Rule 462(b)) under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement (including any related Registration Statement file pursuant to Rule 462(b)), and to the filing of this opinion with any other appropriate government agency.

                                           Very truly yours,



                                           /s/ Baker & McKenzie
                                           ------------------------------
                                           Baker & McKenzie


JFF/MIR/MRP